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Exhibit 8.1

[Letterhead of King & Spalding LLP]

January 24, 2003

General Electric Company
3135 Easton Turnpike
Fairfield, Connecticut 06826

  Re:
  Federal Income Tax Consequences of Merger of Osmonics, Inc. with and into Oasis Acquisition, Inc., a Wholly Owned Subsidiary of General Electric Company

Ladies and Gentlemen:

        We have acted as counsel to General Electric Company, a New York corporation ("General Electric"), in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 3, 2002, by and among Osmonics, Inc., a Minnesota corporation ("Osmonics"), General Electric, and Oasis Acquisition, Inc., a Minnesota corporation and wholly owned subsidiary of General Electric ("Acquisition Sub"), pursuant to which Osmonics shall be merged with and into Acquisition Sub with Acquisition Sub surviving as a wholly owned subsidiary of General Electric (the "Merger") on the terms and conditions set forth therein.

        We understand that this opinion will appear as Exhibit 8.1 to the Registration Statement on Form S-4 (the "Registration Statement") filed by General Electric with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Merger Agreement. We hereby consent to such use of our opinion.

        For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. The time at which the Merger becomes effective is hereafter referred to as the "Effective Time."

INFORMATION RELIED ON

        In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including (i) the Merger Agreement, (ii) the Registration Statement, and (iii) the representation letters of Osmonics and General Electric delivered to us for purposes of this opinion (the "Representation Letters"). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

        In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by General Electric and Osmonics in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Representation Letters "to the knowledge of," or based on the belief of Osmonics or General Electric or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

OPINION

        Based upon the foregoing, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences."

        The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements of fact set out herein that we have assumed, with your consent, to be true and correct. Our opinion cannot be relied upon if any of the facts contained in such documents or in any such additional information is, or later becomes, inaccurate or if any of the assumed facts set out herein is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger.

                      Very truly yours,

                      /s/ King & Spalding LLP

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  Exhibit 8.1